EXHIBIT 23.3
Consent of Corbin & Company, LLP





    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 of Datalogic International, Inc. of our report dated March 31, 2006 on our audit of the consolidated financial statements of Datalogic International, Inc. as of December 31, 2005, and the results of its operations and cash flows for each of the years in the two year period ended December 31, 2005.

                                     /S/ Corbin & Company, LLP
                                     -----------------------------
                                     Corbin & Company, LLP
                                     Irvine, California

                                     June 27, 2006